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                                                                Exhibit 3.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            AT&T LATIN AMERICA CORP.

                  AT&T Latin America Corp. (the "CORPORATION"), a corporation organized and existing under the laws of the State of Delaware, for the purpose of amending its Amended and Restated Certificate of Incorporation, does hereby certify as follows:

                  FIRST: That the Board of Directors of the Corporation, by action taken by unanimous written consent, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:

                  The first sentence of Article Fourth, Section A is hereby deleted in its entirety and the following sentence is inserted in its place:

                  "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 460,000,000 shares consisting of: (1) 300,000,000 shares of Class A Common Stock, par value $0.0001 (the "CLASS A COMMON STOCK"), (2) 150,000,000 shares of Class B Common Stock, par value $0.0001 (the "CLASS B COMMON STOCK" and, together with the Class A Common Stock, the "COMMON STOCK") and (3) 10,000,000 shares of Preferred Stock, par value $0.001 per share (the "PREFERRED STOCK")."

                  SECOND: That at a meeting of the stockholders of the Corporation, the stockholders have approved the adoption of the foregoing amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware, and that the minutes of such meeting have been filed with the minutes of the proceedings of the stockholders of the Corporation.

                  THIRD: Effective immediately upon the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation in the office of the Secretary of State of the State of Delaware (the "EFFECTIVE TIME"):

                  (a) each share of previously existing Class A common stock, par value $0.01 per share, of the Corporation issued and outstanding or held in treasury shall be and hereby is converted into and reclassified as 2,000 shares of Class A common stock, par value $0.0001 per share, of the Corporation. Certificates which prior to the Effective Time represented shares of Class A common stock, par value $0.01, of the Corporation shall, at the Effective Time, be hereby canceled and upon




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         presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive certificate(s) representing the shares of Class A common stock of the Corporation into which such canceled shares have been converted; and

                  (b) each share of previously existing Class B common stock, par value $0.01 per share, of the Corporation issued and outstanding or held in treasury shall be and hereby is converted into and reclassified as 2,000 shares of Class B common stock, par value $0.0001 per share, of the Corporation. Certificates which prior to the Effective Time represented shares of Class B common stock, par value $0.01, of the Corporation shall, at the Effective Time, be hereby canceled and upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive certificate(s) representing the shares of Class B common stock of the Corporation into which such canceled shares have been converted.

                  FOURTH: That the foregoing amendment of the Amended and Restated Certificate of Incorporation was duly adopted pursuant to the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand, this 12th day of June, 2000.

                                                     /s/ GARY A. SWENSON
                                                     --------------------------
                                                     Name:  Gary A. Swenson
                                                     Title:  Secretary